Exhibit 32.2

Certification of Chief Financial Officer Regarding Periodic Report Containing Financial Statements
Pursuant to 18 U.S.C. 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Terry S. Earley, Executive Vice President and Chief Financial Officer of Yadkin Financial Corporation, in compliance with 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, (i) the Form 10-K filed by Yadkin Financial Corporation (the "Issuer") for the year ended December 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date:	March 13, 2015	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer